UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant x Filed by a Party other than the Registrant ¨

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

FG NEW AMERICA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3) (4)	Filing Party: Date Filed:

This filing relates to the proposed business combination between FG New America Acquisition Corp. (the “Company”) and Opportunity Financial, LLC (“OppFi”).

The following communication was shared by Jared Kaplan, CEO of OppFi, through his LinkedIn page on February 24, 2021:

LinkedIn: CEO Post (Jared Kaplan LinkedIn): Read my recent conversation with @AmericanBanker about our OppFi announcement with @FG New America and our vision to be the financial technology platform destination for the everyday consumer. #financialinclusion

[https://www.americanbanker.com/news/spacs-supercharging-fintechs]

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation:

[https://www.sec.gov/Archives/edgar/data/1818502/000110465921017063/tm216066d1_ex99-1.htm]

The following communication was shared by Jared Kaplan on his Twitter page on February 24, 2021:

Twitter: CEO Post (Jared Kaplan Twitter): Read my recent conversation with @AmericanBanker about our OppFi announcement with @FG New America and our vision to be the financial technology platform destination for the everyday consumer. #financialinclusion

[https://www.americanbanker.com/news/spacs-supercharging-fintechs]

[https://www.sec.gov/Archives/edgar/data/1818502/000110465921017063/tm216066d1_ex99-1.htm]

The following communication was shared by OppFi on its LinkedIn page on February 24, 2021:

LinkedIn: OppLoans Post (OppFi LinkedIn): Read our CEO @jaredkaplan’s recent conversation with @AmericanBanker about our OppFi announcement with @FG New America and our vision to be the financial technology platform destination for the everyday consumer. #financialinclusion

[https://www.americanbanker.com/news/spacs-supercharging-fintechs]

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation:

[https://www.sec.gov/Archives/edgar/data/1818502/000110465921017063/tm216066d1_ex99-1.htm]

The following communication was shared by OppFi on its LinkedIn page on February 24, 2021:

LinkedIn: Leadership & Comms Post: Great piece featuring our CEO @jaredkaplan's recent conversation and @AmericanBanker discussing our OppFi announcement with FG New America and our vision to be the financial technology platform destination for the everyday consumer. #financialinclusion

[https://www.americanbanker.com/news/spacs-supercharging-fintechs]

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation:

[https://www.sec.gov/Archives/edgar/data/1818502/000110465921017063/tm216066d1_ex99-1.htm]

The text of the linked articles follow:

American Banker

SPACs Supercharging Fintechs

By: Miriam Cross | February 19, 2021, 3:22 p.m. EST

Opportunity Financial began contemplating whether to go public in early 2020. The online lender wanted to flesh out its installment loan business with more mainstream financial products and raise its profile.

“Then the pandemic hit, which was not in our plan,” said Jared Kaplan, CEO of the Chicago company, also known as OppFi.

Several months into the crisis, and confident in his company’s stability, Kaplan revisited the idea. Like many up-and-comers in a number of industries these days, OppFi chose to merge with a special purpose acquisition company rather than pursue a typical IPO, which takes longer and is more complicated.

Young financial technology companies like OppFi and MoneyLion, which has developed a digital banking app, say SPAC deals will allow them to more efficiently raise large amounts of money, rapidly develop more banklike products to compete with traditional players, and command more public attention.

Fintechs have been particularly popular targets this year for SPACs because there are a lot of them and they can be worth several billion dollars, says Brendan Carroll, a senior partner at the private capital manager at Victory Park Capital in Chicago.

“There is a lot of growth [with fintechs], and there seems to be significant demand in the public market for high-growth companies and higher-growth stocks,” Carroll said.

SPACs, also known as blank-check companies, do not have a business model other than raising funds in a public offering and acquiring existing businesses.

Fourteen financial technology companies have recently raised or announced plans to raise a combined $54 billion through SPAC deals, LendIt Fintech News reported in early February. Among those companies were the digital bank for students BM Technologies (formerly BankMobile), the online lender SoFi and the payments company Payoneer.

Those figures didn't include deals announced more recently by OppFi and MoneyLion. OppFi has agreed to merge with FG New America Acquisition Corp., a SPAC based in Itasca, Ill., that is raising $803 million. MoneyLion is combining with a fellow New York company, Fusion Acquisition Corp., which is bringing $2.4 billion to the table. Both transactions are expected to close in the first half of the year.

The two companies say they will use public currency to boost their product set and accelerate growth, adding credit cards, a diverse array of loans and other offerings that help them more closely resemble banks.

In OppFi’s case, the decision to go public hinged on a few factors, but “the most important thing was to raise our public profile,” said Kaplan. “We built the company without any equity financing. We don’t get the headlines when you raise hundreds of millions of dollars from venture capital firms.”

OppFi began its business as a direct lender to consumers with low credit scores, but now largely markets and services small-dollar loans in partnership with small banks.

“Noncustomers don’t understand the product, so when you can have an earnings call every quarter and all the pomp and circumstance that comes with being a public company, we can really tell our story,” he said.

That story now includes Salary Tap, a payroll deduction loan that debuted in December, and an OppFi credit card planned for the first half of 2021. In the future, OppFi’s lineup may encompass mobile banking and near-prime lending. The company also changed its name from OppLoans to OppFi, which it felt better reflected its goal of offering a broad array of financial services.

“Now we’re adding graduation products,” said Kaplan. “Longer term, how great would it be if we can get your credit score back to near prime or prime and offer a mortgage product?”

At MoneyLion, a mobile bank that also offers automated investing, cash advances and credit-building loans, founder and CEO Dee Choubey felt like “we’re right at the inflection point of hyper growth,” he said.

The company says it ended 2020 with 1.4 million users, an increase of 60% year over year.

Going public “will allow us to put a lot of things in our product road map faster and in front of our user base sooner,” he said.

In 2021, MoneyLion will launch a buy-now-pay-later feature; a secured credit card linked to the user’s managed investment account balance; and cryptocurrency rewards.

“We don’t want to give our customers any reason to leave MoneyLion to go to other platforms,” said Choubey.

Kaplan and Choubey both point to the speed and efficiency that SPACs allow for when going public — a sentiment shared by many firms that choose to get listed this way. Kaplan estimates that getting a traditional IPO off the ground would have taken six to 12 months, compared with 3 to 6 months for a blank-check deal.

The two executives also highlighted the fact that they could discuss forward-looking projections in their investor presentations.

“With the IPO process you are beholden to historical financials to describe your company,” said Kaplan. “But so much of our promise is in the future. In our investor deck we can tell the story of all the great things we will build onto this platform over the next decade.”

Even as these companies grow, Carroll, of Victory Park Capital, foresees a continued coexistence between banks and fintechs, in which they compete on some levels and at times form partnerships.

“I don’t think it’ll change the need for traditional banking products or services,” he said. “It may help banks get more efficient or add different products, to adapt to the current desires of the customer base, but I don’t think it will replace them.”

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials will contain important information about OppFi, the Company and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of the Company as of a record date to be established for voting on the business combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on August 26, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be included in the proxy statement for the proposed business combination when available.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and OppFi’s expectations with respect to future performance, performance, growth, and OppFi’s market, OppFi’s new products and their performance, the anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement that the Company entered into with OppFi, OppFi Shares, LLC, a Delaware limited liability company, and Todd Schwartz, in his capacity as the Members’ Representative (the “Business Combination Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company and OppFi following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement, including with respect to the levels of the Company stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or the Company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company and OppFi caution that the foregoing list of factors is not exclusive. The Company and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.